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                                                                    EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the NetLojix Communications, Inc. 1997 Stock Incentive Plan (Form S-8 No. 333-30725) and NetLojix Communications, Inc. 1998 Stock Incentive Plan (Form S-8 No. 333-64769) and in the Registration Statements (Form S-3 Nos. 333-78963 and 333-37860) of NetLojix Communications, Inc. of our report dated March 28, 2001, with respect to the consolidated financial statements and schedule of NetLojix Communications, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ ERNST & YOUNG LLP

Woodland Hills, California
March 30, 2001